UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2015

Escalera Resources Co.

(Exact name of registrant as specified in its charter)

Maryland	1-33571	830214692
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1675 Broadway, Suite 2200, Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) - 794-8445

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 7, 2015, Escalera Resources Co. (the “Company”) notified the Nasdaq Stock Market (“Nasdaq”) of its intent to file Form 25, Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, with the United States Securities and Exchange Commission (“SEC”) to voluntarily delist its common stock from the Nasdaq Capital Market.  The Company plans to file Form 25 with the SEC on or about October 19, 2015 and expects the official delisting of its common stock to become effective approximately 10 days thereafter.

On the effective date of the delisting, the Company expects that its common stock will begin to trade on OTC Market Group’s OTC Pink marketplace. The Company will continue to file all applicable reports with the SEC subject to the requirements of Section 12(g) of the Securities Exchange Act of 1934, as amended.

The Company is voluntarily withdrawing its common stock from listing on Nasdaq following the Company’s review and consideration of several factors including the non-compliance letters received from Nasdaq for the continued listing requirements, the benefits generated by the maintenance of the listing, the Company’s current stockholders’ equity and common stock price, and the likelihood of ongoing non-compliance with the Nasdaq listing requirements given the Company’s lack of capital raising opportunities and current liquidity position.

The Company issued a press release on October 7, 2015 entitled “Escalera Resources Announces Voluntary Delisting from Nasdaq.”   The release is attached hereto as exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished with this Current Report on Form 8-K:

Exhibit 99.1 – Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ESCALERA RESOURCES CO.

Date: October 13, 2015	By:	/s/ Adam Fenster
	Name:	Adam Fenster
	Title:	Chief Financial Officer